UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2017

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland		N/A
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On July 25, 2017, Seagate Technology plc (the “Company” or “Seagate Technology”) issued a press release reporting its financial results for the fiscal fourth quarter and fiscal year ended June 30, 2017. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 hereto are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 2.05	Costs Associated with Exit or Disposal Activities

On July 25, 2017, the Company committed to an additional restructuring plan (the “Plan”) to reduce its cost structure. Pursuant to the Plan, the Company intends to reduce its global headcount by approximately 600 employees. This action, which the Company expects to be substantially completed by the end of the first quarter of fiscal year 2018, is expected to result in total pre-tax charges of approximately $50 million, primarily in the first quarter of fiscal year 2018. The majority of the charges will be comprised of cash expenditures on severance and employee-related costs. The savings generated from the Plan are expected to be recognized beginning in the first quarter of fiscal year 2018 and will represent approximately $90 million in savings on an annual run rate basis.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2017 the Company’s Board of Directors (the “Board”) appointed William D. Mosley as Chief Executive Officer, effective October 1, 2017. The Board also appointed Mr. Mosley as a Director of the Company, effective July 25, 2017. Mr. Mosley will serve as a Director until the Company’s next annual general meeting of shareholders (the “AGM”) when he is expected to stand for election by a vote of Seagate Technology’s shareholders. There was not and is not any arrangement or understanding between Mr. Mosley and any other person pursuant to which Mr. Mosley was selected to be a director. Additionally, Mr. Mosley will not receive any compensation for his service as a director.

Mr. Mosley, 50, has served as the Company’s President, Chief Operating Officer since June 2016. He was previously the Company’s President, Operations and Technology from October 2013 to June 2016 and its Executive Vice President, Operations from March 2011 until October 2013. Prior to that, he served as Executive Vice President, Sales and Marketing from September 2009 through March 2011; Executive Vice President, Sales, Marketing and Product Line Management from February 2009 to September 2009; Senior Vice President, Global Disk Storage Operations from 2007 to 2009; and Vice President, Research and Development, Engineering from 2002 to 2007.

The Board did not change Mr. Mosley’s annualized base salary of $800,100 or his bonus target of 125% of his base salary for the first quarter of fiscal year 2018. Effective on the date of his appointment as Chief Executive Officer, however, the Board approved an annualized base salary increase to $1,000,000 and bonus target increase to 150% of his base salary. The Board also approved a target value for long-term, equity-based grants, expected to be made in the future, to Mr. Mosley of $6,950,000 for fiscal year 2018. The vesting of such long-term, equity-based awards remain subject to the terms of his equity agreements. He will also continue to be eligible for severance benefits pursuant to the Company’s Fifth Amended and Restated Executive Severance and Change in Control Plan as described in the Company’s Proxy Statement filed with the SEC on September 9, 2016 (the “Severance Plan”).

On July 25, 2017, the Company also announced that Stephen J. Luczo will step down from his position as Chief Executive Officer, effective October 1, 2017. Mr. Luczo will remain with the Company in the role of Executive Chairman and will continue to serve as Chairman of the Board.

The Board did not change Mr. Luczo’s annualized base salary of $1,200,056 or bonus target of 150% of his base salary for the first quarter of fiscal year 2018. Effective on the date of his change of role to Executive Chairman, however, the Board approved an annualized base salary reduction to $750,000 and a bonus target reduction to 100% of his base salary. The Board also approved a target value for long-term, equity-based grants, expected to be made in the future, to Mr. Luczo of $6,500,000 for fiscal year 2018. The vesting of such long-term, equity-based awards remain subject to the terms of his equity agreements.

Effective October 1, 2017, Mr. Luczo will not be eligible for severance benefits pursuant to the Severance Plan. If terminated without Cause (as that term is defined in the Severance Plan), Mr. Luczo will be entitled to up to 12 months of continued employment in an advisory role to the Company’s Chief Executive Officer and the Board with an annual base pay of $250,000. He will not be eligible for the Company’s variable pay or any new equity grants, however, he will continue vesting in equity grants approved prior to termination and remain eligible for the Company’s health and welfare benefits available to all employees.

A copy of the press release announcing these changes is attached to this Current Report on Form 8-K as Exhibit 99.2.

As previously announced on June 2, 2017, Philip G. Brace, President, Cloud Systems and Silicon Group, will be leaving the Company. On July 20, 2017, the Company and Mr. Brace agreed that the effective date of his departure will be October 2, 2017. Mr. Brace will receive benefits consistent with the Company’s obligations to him under the Severance Plan.

Item 7.01	Regulation FD Disclosure

The Company also announced that its Board has approved a quarterly cash dividend of $0.63 per share. The dividend of $0.63 per share was declared by the Board on July 25, 2017 and is payable on October 4, 2017, to shareholders of record at the close of business on September 20, 2017.

Seagate has issued a Supplemental Financial Information document. The Supplemental Financial Information is available on Seagate’s Investors website at www.seagate.com/investors. Seagate management will hold a public webcast today at 6:00 a.m. Pacific Time that can be accessed on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its first fiscal quarter of 2018 including key underlying assumptions. A replay will be available on Seagate’s Investor Relations website at www.seagate.com/investors shortly following event conclusion. Investors and others should note that the Company routinely uses the Investors’ section of its corporate website to announce material information to investors and the marketplace. While not all of the information that the Company posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in the Company to review the information that it shares on www.seagate.com.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated July 25, 2017, of Seagate Technology plc entitled “Seagate Technology Reports Fiscal Fourth Quarter and Fiscal Year 2017 Financial Results”

99.2	Press release, dated July 25, 2017, of Seagate Technology plc entitled “Seagate Technology Announces Planned Leadership Transition Dave Mosley to become CEO, Steve Luczo to become Executive Chairman”

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects, financial projections, estimates of industry growth, market demand, shifts in technology and dividend issuance plans for the fiscal quarter ending September 29, 2017 and the fiscal year ending June 29, 2018 and beyond. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” or the negative of these words, variations of these words and comparable terminology.

These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: any regulatory, legal, logistical or other impediments to the Company’s ability to execute the Plan as currently contemplated, changes to the assumptions on which the projected Plan-related charges are based; items that may be identified during its financial statement closing process that cause adjustments to the estimates included in this report; the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans; possible excess industry supply with respect to particular disk drive products; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies or changes in market trends; the development and introduction of products based on new technologies and expansion into new data storage markets; the Company’s ability to comply with certain covenants in its credit facilities with respect to financial ratios and financial condition tests; currency fluctuations that may impact the Company’s margins and international sales; cyber-attacks or other data breaches that disrupt the Company’s operations or results in the dissemination of proprietary or confidential information and cause reputational harm; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 5, 2016, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website and social media channels are not part of this press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ DAVID H. MORTON, JR.
Name: Title:	David H. Morton, Jr. Executive Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: July 25, 2017